FIFTH AMENDMENT TO LEASE
RENEWAL AND EXPANSION


That certain Lease dated 10/26/90 by and between Koll Copley Partners and Petula Associates, Ltd., assigned to Petula Associates Ltd., an Iowa corporation and principal Mutual Life Insurance Company, an Iowa corporation doing business as KC Creekside-Phase I, Landlord, and Protocol Systems, Inc., Tenant, is amended this 24th day of December, 1997 solely as hereinafter described.

1.b. Address (Leased Premises): 8500 and 8605 SW Creekside Place, Beaverton, Oregon

1.c. Landlord Address For Notices: c/o Insignia/Forum Commercial Group, 8705 SW Nimbus Avenue, Suite 230, Beaverton, Oregon 97008

l.e.  Premises Area:  Approximately 94,646 square feet.
      8500 SW Creekside Place:  65,147 square feet
      8605 SW Creekside Place:  30,499 square feet

l.f.  Project Area:  Approximately 155,784 square feet

1.g.  Premises Percent of Project:  60.7%, combined

1.h.  Term of Lease:
      8500 SW Creekside Place
      Renewal Commencement date:            January 1, 2001
      Expiration date:                      December 31, 2005

      8605 SW Creekside Place
      Commencement date:                    July 1, 1999
      Expiration date:                      December 31, 2005

l.i.  Base Monthly Rent:
      8500 SW Creekside Place
      January 1, 2001 - December 31, 2003   $61,581
      January 1, 2004                       no rent, operating expenses
                                            only
      February 1, 2004 - December 31,2005   $67,996

      8605 SW Creekside Place
      July 1, 1999 - June 30, 2002          $29,279
      July 1, 2002                          no rent, operating expenses
                                            only
      August 1, 2002 - December 31, 2005    $32,329

Rental abatements shall be given if Tenant is current on all payments due Landlord, and provided there is no current uncured event of default by Tenant under this Lease.

1.l   Total Security Deposit:
      $17,541 in security is currently held for 8500 SW Creekside Place. $32,329 in security required to be deposited with Landlord for 8605 SW Creekside Place on July 1, 1999.

l.m.  Broker:  Pat Schreck, Melvin Mark.  (8605 SW Creekside Place Only)

TENANT IMPROVEMENT ALLOWANCE: Landlord shall provide $7 per square foot to Tenant for the purpose of making standard improvements to each building, with plans and specifications subject to the Landlord's reasonable review and approval. Said allowance shall be available for the 8605 SW Creekside Place building in 1999 in order to improve the building for a July 1 occupancy. Said allowance shall be available for the 8500 SW Creekside Place building January 1, 2001. Total improvement dollars may be used in either 8605 or 8500 SW Creekside Place.

38. RIGHT OF FIRST OPPORTUNITY: The terms of this section stand as written, except the particular buildings covered by this right shall now include 8700 SW Creekside Place and 8505 SW Creekside Place.

A clarification on this right: Any renewal or extension rights held by existing building tenants make precedence over the Right of First
Opportunity.

RIGHT OF FIRST OPPORTUNITY TO RENEW: During the extended term of this Lease, so long as Tenant is not then in default under this Lease, Landlord agrees not to enter into any lease of the Premises with any third-party tenant without first offering Tenant an opportunity to renew the Lease for one successive term of five (5) years. This right of first opportunity shall be personal to Tenant and shall automatically become null and void and of no further force or effect in the event of any assignment or sublease. Landlord shall offer such opportunity to renew by notifying Tenant in writing thereof. If within seven (7) business days from the effective date of such notice Landlord has received written notice from Tenant of its election to renew the Lease for the renewal term, then Landlord shall not enter into a lease of the Premises with a third-party tenant and the Lease shall be binding for the renewal term without further action of the parties. In such event, the renewal term shall commence on the day following the expiration date of the Lease. Notwithstanding the foregoing, Tenant acknowledges and agrees that its right of first opportunity to renew is and shall be subordinate to any existing option or expansion rights in favor of other tenants as of the date of this agreement. The terms and conditions of the Lease for the renewal term shall be identical with the existing Lease except that Base Rental shall be the then fair market rental value of the Premises as determined by Landlord, by comparison with the fair market rental value of comparable space in Creekside Corporate Park, but in no event less than the last rental payable under this Lease.

All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:   Petula Associates, Ltd., an Iowa corporation, and Principal
            Mutual Life Insurance Company, an Iowa company, doing business as KC Creekside-phase I

By:   /s/ Terrence M. Tobin          /s/ Dennis D. Ballard
      -----------------------        ------------------------
          Terrence M. Tobin              Dennis D. Ballard
          Counsel                        Counsel

      /s/ Steven Graves             /s/ Darin Benningdorf
      ---------------------         -------------------------
          Steven Graves                 Darin Benningdorf
          2nd Vice President            Assistant Director
          Commercial Real Estate Loans  Commercial Real Estate

TENANT:   Protocol Systems, Inc.

By:   /s/ Craig M. Swanson
      ------------------------
      Craig M. Swanson
      Vice President, Finance